TOTAL ASIA ASSOCIATES PLT

(LLP0016837-LCA & AF002128)

 A Firm registered with US PCAOB and Malaysian MIA

C-3-1, Megan Avenue 1, 189 Off Jalan Tun Razak,

50400 Kuala Lumpur, Malaysia.

Tel: (603) 2733 9989

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors,

YICHUNFENG (CHINA) BIOHEALTH LIMITED

Golden Industrial Park,

Nanfeng, Fuzhou, Jiangxi,

344500, China.

We consent to the inclusion in the Registration Statement on Form S-1 of Yichunfeng (China) Biohealth Limited of our report dated January 15, 2020, relating to our audit of the consolidated balance sheets of Yichunfeng (China) Biohealth Limited as of December 31, 2017 and December 31, 2018 and the related consolidated statements of income, stockholders’ equity, and cash flows as of December 31, 2017 and December 31, 2018.

We also consent to the reference to us under the caption “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ Total Asia Associates PLT

TOTAL ASIA ASSOCIATES PLT

KUALA LUMPUR, MALAYSIA

JANUARY 15, 2020